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                                                                    Exhibit 7.19

                          AMENDMENT TO LOAN AGREEMENT
                          ---------------------------

                                    AND NOTES
                                    ---------

         THIS AMENDMENT TO LOAN AGREEMENT AND NOTES ("Amendment") entered into on June 25, 2002 (the "Amendment Date"), by and between Imagine Investments, Inc., a Delaware corporation ("Lender"), whose address is 8150 North Central Expressway, Suite 1901, Dallas, Texas 75206 and Wilson Financial Corporation, a Florida corporation ("Borrower"), whose address is 7800 Belfort Parkway, Suite 100, Jacksonville, Florida 32256.

         WHEREAS, On February 24, 1999, Borrower and Lender entered into that certain Loan Agreement (the "Loan Agreement") pursuant to which Borrower borrowed the aggregate sum of Six Million Dollars ($6,000,000) from Lender as further evidenced by that certain Term Promissory Note dated February 24, 1999 made by Borrower payable to the order of Lender (the "Term Note");

         WHEREAS, pursuant to the terms of the Term Note, on February 28, 2000 Borrower executed and delivered to Lender that certain In Kind Note in the principal amount of Three Hundred Seventy-Five Thousand Five Hundred Forty-Eight and 93/100 Dollars ($375,548.93) (the "In Kind Note") in lieu of paying interest on the interest that accrued under and during the first year of the Term Note (the Term Note and the In Kind Note are collectively referred to herein as the "Notes" and each individually as a "Note");

         WHEREAS, Borrower has requested and, subject to the terms and conditions of this Amendment, Lender has agreed, to extend the maturity of the indebtedness, liabilities and obligations evidenced by the Notes and the other Loan Documents (the "Indebtedness") to September 30, 2002.

         NOW, THEREFORE, notwithstanding anything to the contrary contained in the Notes or any of the other Loan Documents, Borrower and Lender agree as follows:

         1. Defined Terms. All terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Reaffirmation of Indebtedness. Borrower and Lender hereby acknowledge and confirm that: (a) the outstanding principal balance of each Note as of the Amendment Date is equal to the amount listed beside such Note on Exhibit A hereto, (b) Borrower's obligation to repay the outstanding principal balance of each Note and all other Indebtedness is unconditional and not subject to any offsets, defenses or counterclaims, and (c) by entering into this Amendment, Lender does not waive or release any term or condition of the Notes or the other Loan Documents or any of its rights or remedies under such Loan Documents, or applicable law, except as set forth herein.

         3. Interest. (a) with respect to the Indebtedness not relating to the In Kind Note, effective as of December 31, 2001, notwithstanding anything to the contrary contained in the Term Note or the other Loan Documents, the interest on the unpaid principal of the Indebtedness that does note relate to the In Kind
Note is hereby amended to accrue at the rate of ten percent (10%) per annum until all of such Indebtedness (including, without limitation, principal and interest) is indefeasibly paid in full and (b) with respect to the Indebtedness relating to the In Kind Note, effective as of February 28, 2001, notwithstanding anything to the contrary contained in the In Kind Note or the other Loan Documents, the interest on the unpaid principal of the Indebtedness that relates to the In Kind Note is hereby amended to

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accrue at the rate of twelve percent (12%) per annum until all of such
Indebtedness (including, without limitation, principal and interest) is indefeasibly paid in full.

         4. Payment of Principal and Interest on the Indebtedness. (a) with respect to the Indebtedness not relating to the In Kind Note, effective as of December 31, 2001 and (b) with respect to the Indebtedness relating to the In Kind Note, effective as of February 28, 2001, each of the Notes and the other Loan Documents are hereby amended to extend the maturity date of the Indebtedness (regardless of the stated date of the maturity of the Indebtedness for such Note or Loan Document) to September 30, 2002, at which time all Indebtedness (including, without limitation, principal and interest) shall be due and payable in full.

         5. Reinstatement of Notes and Loan Documents. Lender, without prejudice to or waiver of any right or remedy available to it by reason of the occurrence subsequent to the date hereof of any event or condition constituting a Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents hereby agrees to take no action with respect to any such Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents which heretofore has occurred. Borrower and Lender hereby agree that the Notes and the Loan Documents are fully reinstated in accordance with their terms and conditions, as amended, by this Amendment, as if no Possible Default or Event of Default or any other default or event of default that has occurred and is continuing under any of the Notes or the other Loan Documents had occurred in the payment of the Indebtedness prior to the date of this Agreement. It is expressly understood that Lender will and does hereafter require full performance of any and all terms, conditions and requirements of all Loan Documents, as amended by this Amendment. It is further understood and agreed that the validity and perfection of the liens and security interests granted under the Loan Documents are not diminished or impaired in any way by this Amendment. Borrower agrees to perform and/or observe the terms and provisions of the Loan Documents to which it is a party, as amended by this Amendment.

         6. No Commitment to Make Further Advances. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation, the Loan Agreement) any and all commitments of Lender to advance funds or issue letters of credit to, or on behalf of, Borrower are hereby terminated and Lender shall have no further obligation to advance funds or issue letters of credit to, or on behalf of, Borrower.

         7. Expenses. All expenses incurred by Borrower or Lender in connection with this transaction, including, but not limited to, attorneys' fees, shall be borne by Borrower and to the extent Lender's expenses are not paid by Borrower within 10 days of Lender submitting an invoice therefor to Borrower, the amount of such expenses shall be added to the outstanding principal amount of the Indebtedness and shall accrue interest in accordance with subclause (a) of Paragraph 3 hereof.

         8. Ratification of Prior Instruments and Priorities. Except as herein expressly amended, each and every term, condition, warranty and provision of the Notes and the other Loan Documents shall remain in full force and effect and such Notes and other Loan Documents are hereby ratified, confirmed and approved by the parties hereto. Nothing herein shall be construed to alter or affect the priority of the liens, security interests or title created by the Loan Documents. Any provision herein that might otherwise be construed to conflict with the desire of Lender that the liens, security interests and title of the Loan Documents be maintained and preserved prior to any and all encumbrances affecting the Collateral arising subsequent to the execution of the Loan Documents shall, at Lender's option, be void and of no force and effect; it being the expressly declared intention of the parties hereto that no novation of the Loan Documents be created hereby. Any promissory note or other indebtedness described in the

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Loan Documents as the obligation secured thereby shall hereafter mean the Notes as modified by this Agreement and the Indebtedness. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects.

         9. Representations and Warranties. Borrower hereby represents and warrants that: (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; (b) Borrower has all requisite power and authority and all necessary consents, approvals, licenses, permits and other authorizations (i) to own and operate the Collateral, (ii) to execute and deliver this Amendment and all other documents and agreements to be executed by Borrower in connection herewith, and (iii) to carry out and comply with the terms of the Notes and the other Loan Documents, as amended by this Amendment; (c) the Notes and the other Loan Documents remain in full force and effect and constitute, and upon the execution and delivery of this Amendment will continue to constitute, the legal, valid and binding obligations of Borrower enforceable in accordance with their terms; (f) Borrower is the sole legal and beneficial owner of the Collateral; and (g) neither the execution and delivery of this Amendment nor the consummation of the transactions contemplated herein nor compliance by Borrower with the provisions of the Loan Documents, as amended by this Amendment, will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction or decree of any court or governmental authority to which Borrower is subject, or of the articles of incorporation, bylaws or any other organizational document of Borrower, or of any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which Borrower is a party or by which Borrower or its properties may be bound or subject.

         10. Conditions to Effectiveness of this Amendment. This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                  a. executed counterparts of this Amendment, duly executed by Borrower and Lender, shall have been delivered to Lender;

                  b. Lender shall have received a copy of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance by Borrower of this Amendment and any and all documents relating thereto, certified by Borrowers' Secretary or an Assistant Secretary;

                  c. the representations and warranties of Borrower set forth herein are true and correct on and with respect to the date hereof; and

                  d. J. Steven Wilson shall have executed the Ratification of Guaranty attached hereto.

         11. Defenses. Borrower covenants and warrants that there are no defenses, counterclaims or offsets to any of the Notes, the other Loan Documents or the Indebtedness, and Borrower hereby waives any defense, claim or counterclaim against Lender.

         12. Further Assurances. Borrower, upon request from Lender, agrees to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Indebtedness.

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         13. Business and Financial Information. Borrower will promptly furnish to Lender from time to time such information regarding the Collateral and/or the business and affairs and financial condition of Borrower as Lender may reasonably request, and will furnish such items Lender.

         14. Descriptive Headings. Descriptive headings are inserted for convenience and reference only and do not in any way limit or amplify the terms and provisions hereof.

         15. Default. If Borrower shall fail to perform or observe any of the covenants or agreements contained herein or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, an Event of Default shall be deemed to have occurred and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to any of the Loan Document or which Lender may otherwise be entitled, whether at law or in equity.

         16. FINAL AGREEMENT. THE NOTES AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO RELATED TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES HERETO.

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         IN WITNESS WHEREOF, the parties hereto have each executed this
Amendment as of June __, 2002.

                                      LENDER:

                                      IMAGINE INVESTMENTS, INC.,
                                      a Delaware corporation

                                      By: /s/ Gary M. Goltz
                                         ---------------------------------------
                                      Name:   Gary M. Goltz
                                           -------------------------------------
                                      Title:  V.P.
                                            ------------------------------------


                                      BORROWER:

                                      WILSON FINANCIAL CORPORATION,
                                      a Florida corporation

                                      By: /s/ J. Steven Wilson
                                         ---------------------------------------
                                      Name:   J. Steven Wilson
                                           -------------------------------------
                                      Title:  President
                                            ------------------------------------

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                                    EXHIBIT A

                                 Amount of Notes

   Note          Face Amount       6/__/02        6/__/02        6/__/02
                                 Principal        Interest        Total

Term Note       $6,000,000.00   $___________    $__________    $___________
In Kind Note       375,548.93   $___________    $__________    $___________

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                            Ratification of Guaranty
                            ------------------------

         The undersigned Guarantor hereby joins in this Amendment to (i) evidence his consent to execution by Borrower of this Amendment and acknowledges that without such consent and confirmation Lender would not execute this Amendment, (ii) confirms that each Loan Document (including, without limitation the Unconditional Guaranty Agreement and the Stock Pledge Agreement) now or previously executed by the undersigned continues to be valid and enforceable and remains in full force and effect, and (iii) confirms that the amendments contained herein shall fully amend any Loan Documents (including, without limitation the Unconditional Guaranty Agreement and the Stock Pledge Agreement) to which the undersigned is a party.

                                        GUARANTOR:

                                        /s/ J. Steven Wilson
                                        ---------------------------------------
                                        J. Steven Wilson